Exhibit 10.1

August 29, 2022

Jeremi Gorman

Via Email

Re: Transition Agreement

Jeremi,

The letter below outlines the terms of your separation from Snap Inc. (“Snap”). The effective date of this letter is the date Snap signs below.

1.	Your last day at Snap as Snap’s Chief Business Officer will be September 16, 2022 (“Last Day”).

2.	Following your execution of our standard release agreement and expiration of any required rescission period, Snap will:

•	Accelerate the vesting of any unvested equity awards already granted to you, that vest pursuant to a monthly schedule, that are scheduled to vest after your Last Day through December 31, 2022; and

•	Pay you the salary that you would have earned after your last day, had you remained our Chief Business Officer from your Last Day through December 31, 2022.

3.

You confirm that your separation from Snap is not related to any disagreement with Snap on any matter relating to Snap’s accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise).

If this agreement is acceptable to you, please sign below.

Sincerely,

Snap Inc.

/s/ Michael O’Sullivan

Michael O’Sullivan

Date: August 30, 2022

Accepted and agreed:

/s/ Jeremi Gorman

Jeremi Gorman

Date: August 29, 2022